FOR IMMEDIATE RELEASE

RCS Capital Announces FINRA Approval
of Cetera Merger Agreement

Anticipated Closing to Occur Week of April 28, 2014

New York, New York, April 28, 2014 — RCS Capital Corporation (NYSE: RCAP) (“RCAP”) announced today that on April 24, 2014, the broker-dealer subsidiaries of Cetera Financial Holdings, Inc. (“Cetera”) received a letter from the Financial Industry Regulatory Authority (“FINRA”) granting final approval of the change of ownership anticipated in connection with RCAP’s previously announced agreement and plan of merger, dated as of January 16, 2014, among RCAP, Clifford Acquisition, Inc., a wholly owned subsidiary of RCAP, Cetera and Lightyear Capital LLC as stockholder representative (the “Merger Agreement”), pursuant to which RCAP will acquire Cetera (the “Cetera Acquisition”). RCAP expects to close the Cetera Acquisition in the coming days in accordance with the Merger Agreement.

About RCAP

RCS Capital Corporation (NYSE: RCAP) is an investment firm expressly focused on the retail investor. RCAP is engaged in the wholesale distribution, investment banking and capital markets businesses, and a research business focused on alternative investments. RCAP also will be engaged in the retail advice and investment management business upon closing of pending acquisitions of independent broker-dealers, including Cetera, and an investment manager. RCAP’s business is designed to capitalize, support, grow and manage direct investment and alternative investment programs, and to serve independent financial advisors and their clients. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect RCAP’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the Merger Agreement will be consummated, the combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement; risks related to disruption of management’s attention from the ongoing business operations due to the Cetera Acquisition or any other pending or future acquisitions by RCAP; market volatility; unexpected costs or liabilities that may arise from the Cetera Acquisition, whether or not consummated; the inability to retain key personnel; the deterioration of market conditions; the effect of the announcement of the Cetera Acquisition or any other pending or future acquisitions by RCAP on relationships of Cetera or any other business acquired, or to be acquired, by RCAP with their respective independent financial advisors, operating results and businesses generally; risks to consummation of the Cetera Acquisition or any other pending or future acquisitions by RCAP, including the risk that the transaction will not be consummated within the expected time period or at all; and future regulatory or legislative actions that could adversely affect the parties to the transaction. Additional factors that may affect future results are contained in RCAP's filings with the SEC, which are available at the SEC's website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and RCAP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Investor Inquiries:
Anthony J. DeFazio DDCworks tdefazio@ddcworks.com Ph: (484) 342-3600	Brian D. Jones, CFO RCS Capital Corporation bjones@rcscapital.com Ph: (866) 904-2988	Andrew G. Backman, Managing Director Investor Relations / Public Relations RCS Capital Corporation abackman@rcscapital.com Ph: (917) 475-2135